SETTLEMENT AGREEMENT AND MUTUAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (“Agreement”) is entered into this 22nd day of February, 2011, by and between ALANCO TECHNOLOGIES, INC. an Arizona corporation (“Alanco”), STARTRAK SYSTEMS, LLC, a Delaware limited liability company (“StarTrak”), TIMOTHY P. SLIFKIN (“Slifkin”), and THOMAS A. ROBINSON (“Robinson”).

RECITALS:

StarTrak is a wholly owned subsidiary of Alanco.  Slifkin and Robinson are senior executives of StarTrak.  Skifkin and Robinson have made claims against StarTrak with respect to unpaid compensation relating to reduced salaries, commissions and finders fees, and have claimed certain rights with respect to intellectual property of StarTrak.  Alanco and StarTrak have denied liability for such compensation claims and have denied that Slifkin and/or Robinson have any rights with respect to StarTrak’s Intellectual Property.

The parties wish to resolve their disputes in consideration of the payments and actions described herein and upon the terms and conditions set forth below.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.           No Admission of Liability.  Nothing herein constitutes the admission of any liability or wrongdoing on the part of any party.  The payments and actions agreed to herein are based upon the parties’ decision to settle their differences and disagreements without further legal actions and to avoid potential expenses that could be incurred in such legal actions.

2.           Deferred Compensation.  StarTrak shall accrue deferred compensation payable to  Slifkin and Robinson in the amount of $5,000 each per month from July 1, 2010 until the earlier of (i) their termination of employment with StarTrak, or (ii) April 30, 2011.  In the event their employment terminates on other than the last day of a month, the deferred compensation shall be appropriately prorated for the month of termination. The deferred compensation shall be payable promptly following Alanco’s Annual Shareholders Meeting presently contemplated to occur on April 27, 2011.  The deferred compensation shall be paid in the form of shares of Alanco common stock provided that Alanco’s 2011 Stock Incentive Plan is duly approved by its shareholders at said Annual Shareholders Meeting.  In Alanco’s sole discretion, the deferred compensation may be paid all or part in cash.  The deferred compensation shall be subject to normal tax withholding requirements, and if paid in shares of Alanco common stock, sufficient shares shall be withheld to accommodate tax withholding requirements.  For all purposes hereunder, the value of shares of Alanco common stock to be paid or withheld shall be equal to the average closing price of such shares on the Nasdaq Capital Market for the 20 trading days immediately prior to the Annual Shareholders Meeting.

3.           Assignment of Intellectual Property.  The following United States patent applications have been filed by the persons indicated who are all present or past employees of StarTrak, including Slifkin and Robinson:

Application No.	Title	File Date	Record Applicant(s)
11/611,838	Real-Time, Self-Directing Updating Of Asset State This application was abandoned in favor of continuation 12/952,198	12-15-2006	Timothy P. Slifkin; Venkateswaran Karrapanan; Herbert Perten; Thomas A. Robinson
11/971,739	Association Of Refrigerated Shipping Containers With Dispatch Orders This application is identical to 11/971,757 below and was abandoned in favor of 11/971,757	01-09-2008	Timothy P. Slifkin; Venkateswaran Karrapanan; Thomas A. Robinson
11/971,757	Association Of Refrigerated Shipping Containers With Dispatch Orders This application is identical to 11/971,739 above and was abandoned in favor of continuation application 12/693,435 listed below	01-09-2008	Timothy P.Slifkin; Venkateswaran Karrapanan; Thomas A. Robinson
12/054,380	Tractor-Trailor Coupling Detection This application is allowed. Issue fee paid January 7, 2011. Continuation 12/987,204 filed	03-24-2008	Herbert Perten Robert Schicke
12/098,403	Railcar Weighing System Application abandoned in favor of continuation application 12/836,567	04-04-2008	Timothy P.Slifkin; Herbert Perten
12/269,969	Display And Management Of Events In Transport Refrigeration Units	11-13-2008	Timothy P.Slifkin; Venkateswaran Karrapanan; Thomas A. Robinson
12/498,984	Detection Of Fuel Anomalies In Mobile Equipment	07-07-2009	Herbert Perten; Damian Bucovsky; Swati Chiney; Jason Panila
12/533,962	Detection Of The State Of A Refrigerator Door	04-08-2010	Thomas A. Robinson Damian Bucovsky Herbert Perten
12/693,435	Identification and Association of Refrigerated Containers with Dispatch Orders This is a continuation of 11/971,757	01-25-2010	Timothy P.Slifkin; Venkateswaran Karrapanan; Thomas A. Robinson
12/763,188	Wireless Control For Creation Of, And Command Response To, Standard Freight Shipment Messages This is a continuation of Patent 7,702,327	04-19-2010	Arthur J. O’Toole; Thomas A. Robinson
12/832,047	Monitoring Of Fuel For Power Limited Devices	07-07-2010	Herbert Perten; Jason Panila; Valerian Arva; Deepthi Gandhi
12/836,567	Railcar Weighing System This is a continuation of aforementioned 12/098,403	07-14-2010	Timothy P. Slifkin; Herbert Perten
12/898,027	Container Power Sensing System and Method This is a Continuation Of Patent 7812733	10-05-2010	Timothy Slifkin; Herbert Perten; Thomas A. Robinson; Swati Chiney
12/952,198	Real-Time, Self-Directing Updating Of Asset State This is a continuation of abandoned application 11/611,838	11/22/2010	Timothy P.Slifkin; Venkateswaran Karrapanan; Herbert Perten; Thomas A.Robinson
12/987,204	Tractor-Trailor Coupling Detection This is a Continuation of the allowed application 12/054,380 above	01-10-2011	Herbert Perten Robert Schicke
61/315,590	Method For Providing Enhanced GPS Location In Mobile Asset Tracking	03-19-2010	Timothy P. Slifkin; Herbert Perten
61/385,546	Flexible Fuel Sensor	09-22-2010	Timothy Slifkin; Herbert Perten
61/385,549	Vented Fuel Sensor	09-22-2010	Herbert Perten

Promptly following the execution hereof, Slifkin and Robinson shall assign to StarTrak all of their right, title and interest in any of the above patent applications and shall assist StarTrak in obtaining assignments from the other named applicants of their right, title and interest in the patent applications.  Such assignments shall be made on forms provided by StarTrak’s counsel. Filing fees for filing the assignments in the United States Patent and Trademark Office shall be the responsibility of StarTrak.

Slifkin and Robinson agree that inventions made or conceived by them, alone or with others, are the property of StarTrak without royalty or other consideration to them if such inventions are made or conceived during the period of their employment by StarTrak and relate to any activities, research or development of StarTrak.  For this purpose, inventions are discoveries, inventions, works of authorship, improvements and ideas (whether patentable or not), related to any activities, research or development of StarTrak, including but not limited to hardware, software, firmware, computer programs, source or object codes, mechanical devices and protocol, mechanical communications and equipment, mechanical technology and methodology, product design, manufacturing methodology, documentation, processes, design, concept, development, methods, codes, formulas, techniques and improvements.  At StarTrak’s request and sole expense Slifkin and Robinson shall execute any and all applications, assignments, or other documents which StarTrak requests to apply for, register, and/or obtain copyrights or Letters Patent of the United States or of any foreign country, or to otherwise protect StarTrak’s interests in any such inventions and waive any claim to moral rights in any such inventions.

4.           Orbcomm Transaction Closing Compensation.  Alanco and StarTrak anticipate entering into an Asset Purchase Agreement with Orbcomm, Inc. pursuant to which Orbcomm will purchase substantially all of the assets and business of StarTrak  (the “APA”).  Contingent upon the closing of the APA, and upon the closing of the APA, Alanco shall pay to each of Slifkin and Robinson the following:

(a)	$35,000 cash or immediately available funds; and

(b)
$50,000 worth of Orbcomm restricted common stock (which stock is to be received by Alanco from Orbcomm upon the closing of the APA).  For purpose of this paragraph, the value of a share of such Orbcomm stock shall be equal to the average closing price per share of such stock on the Nasdaq Capital Market for the five (5) trading days immediately previous to the closing date of the APA.

5.           Orbcomm Transaction Earn-Out Compensation.  The APA provides for certain additional contingent consideration to be paid by Orbcomm to Alanco if the StarTrak business and assets purchased by Orbcomm under the APA (“Business”) achieves performance levels specified in the APA (the “Earn-Out Payment”).  Alanco shall pay to each of Slifkin and Robinson up to $37,500 of the Earn-Out Payment, or the portion thereof earned, if the Business achieves the following Total Revenue (as defined in the APA):

(a)	$6,250, if the Business achieves at least $20.0 million in Total Revenue in the calendar year ending December 31, 2011 (the "Earn-Out Period");

(b)	plus an additional $18,750, such additional amount to be pro-rated on a straight line basis, if the Business achieves between $20.0 million and $22.0 million in Total Revenue in the Earn-Out Period;

(c)	plus an additional $6,250, if the Business achieves at least $23.0 million in Total Revenue in the Earn-Out Period;

(d)	plus an additional $6,250, if the Business achieves at least $24.0 million in Total Revenue in the Earn-Out Period.

The portion of the Earn-Out Payment to be paid to Slifkin and Robinson shall be paid in the same form as paid to Alanco by Orbcomm (i.e., either in Orbcomm common stock or cash), and if paid in Orbcomm common sock, the shares of such stock shall be valued in the same manner as the shares to be received by Alanco with respect to the Earn-Out Payment as described in the APA.  The portion of the Earn-Out Payment to be paid shall be paid to Slifkin and Robinson promptly following receipt of the same by Alanco.

Notwithstanding the foregoing, and subject to section 6 below, the portion of the Earn-Out Payment to be paid to Slifkin and Robinson shall be prorated if they cease being employed by StarTrak or Orbcomm before the end of the Earn-Out Period based upon their actual time of employment in 2011 compared to the full Earn-Out Period.

6.           StarTrak Termination of Slifkin and Robinson Without Cause. In the event the APA is entered into and StarTrak terminates Slifkin or Robinson without Cause (as defined below), then StarTrak shall pay to such terminated Sifkin and/or Robinson the following severance compensation:

(a)
The terminated person’s salary shall be continued until the closing of the Orbcomm transaction, provided, however, if the APA is terminated and the closing does not occur, then the salary payments shall continue for six (6) months following the termination date.

(b)
StarTrak shall pay the terminated person’s COBRA payments for the same period as his salary is continued pursuant to section 6(a) above, provided, the terminated person qualifies for COBRA and the terminated person shall be responsible for his normal premium co-payments.

(c)	The earn-out participation of the terminated person as described in section 5 above shall not be prorated due to his termination by StarTrak.

For purposes of this section 6, “Cause” means termination because the person has: (a) been indicted for or convicted of any felony, or any crime involving (i) unethical or illegal business practice, (ii) misappropriation of money or other property, (iii) fraud, (iv) moral turpitude or (v) material dishonesty; (b) been found by a good faith determination of Alanco to have willfully participated in an illegal business practice, misappropriation of money or other property, fraud, material misrepresentation or material dishonesty against StarTrak or Alanco; or (c) been found by a good faith determination of the Alanco Board of Directors to have willfully and materially breached the terms of this Agreement.

7.           Full and Final Mutual Releases.   In consideration of payment of the promises and covenants contained herein, the other terms and conditions of this Agreement and other valuable consideration, the sufficiency of which is hereby acknowledged, Slifkin and Robinson, for themselves and their heirs, successors and assigns, hereby release and forever discharge Alanco and StarTrak, and their successors and assigns, attorneys, and agents, each of them, in all capacities, including individually and collectively, from any and all actions, liabilities, liens, debts, damages, claims, suits, judgments, executions and demands of every kind, nature and description that either Slifkin or Robinson has, had, or may have, up to the date of execution of this Agreement, including but not limited to all of their claims relating to reduced salaries, commissions and finders fees, and  claims with respect to intellectual property of StarTrak, except for (i) the obligations of Alanco and StarTrak to pay the consideration set forth in this Agreement, (ii) unrelated obligations of StarTrak generally as the employer of Slifkin and Robinson, and (iii) matters unrelated to the subject matter of this Agreement.

In consideration of the actions described herein, including Slifkin’s and Robinson’s agreement to assign their right, title and interest in the  patent applications, the other terms and conditions of this Agreement and other valuable consideration, the sufficiency of which is hereby acknowledged, Alanco and StarTrak, for themselves and their successors and assigns, hereby release and forever discharge Slifkin and Robinson and their heirs, successors and assigns, attorneys, and agents, each of them, in all capacities, including individually and collectively, from any and all actions, liabilities, liens, debts, damages, claims, suits, judgments, executions and demands of every kind, nature and description that Alanco or StarTrak have, had, or may have, up to the date of execution of this Agreement, except for (i) the obligations of Slifkin and Robinson under this Agreement, (ii) unrelated obligations of Slifkin and Robinson generally as employees of StarTrak, and (iii) matters unrelated to the subject matter of this Agreement.

8.           Further Cooperation.  The parties further agree to cooperate fully, to execute any and all necessary supplementary documents and to undertake any additional actions, at their own costs, which may be necessary, desirable or appropriate to effectuate the terms, conditions and intent of this Agreement, which are not inconsistent with its terms.

9.           Authority.  All of the parties executing this Agreement warrant and represent that they have full authority to enter into this Agreement and to perform fully in accordance with terms hereof.

10.           Tax Liability.  Each of the parties are responsible for their own tax liabilities of the transactions contemplated herein.

11.           Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the successors, heirs, executors, administrators and permitted assigns of the parties.  This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties, except that Alanco and StarTrak may assign their rights under this Agreement to Orbcomm upon the Closing of the APA without the consent of Slifkin or Robinson.

12.           Entire Agreement.  This Agreement contains the entire agreement between the parties with regard to the matters set forth herein.  There exists no terms outside of this Agreement and the parties are not relying on anything in executing this Agreement except their own voluntary assessment after consultation with their respective counsel.

13.           Governing Law.  This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New Jersey.

14.           Modifications.  This Agreement may not be amended or modified in any way except by a written amendment to this Agreement duly executed by all the parties.

15.           Attorneys' Fees.  In any action brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs as determined by the court and not the jury.

16.           Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, but all of such counterparts taken together shall be deemed to constitute one and the same Agreement.  No party shall be bound until each party has signed at least one (1) such counterpart.  This Agreement may be executed by facsimile or e-mail and each such facsimile or e-mail signature shall be deemed an original.

THE UNDERSIGNED EXPRESSLY REPRESENT THAT THEY HAVE READ THIS DOCUMENT, UNDERSTAND ITS TERMS, SIGN IT FREELY AND VOLUNTARILY.

STARTRAK SYSTEMS, L.L.C. a Delaware limited liability company By: ____________________________ Robert R. Kauffman, Manager	ALANCO TECHNOLOGIES, INC. An Arizona corportion By: ____________________________ Robert R. Kauffman, President
________________________________ TIMOTHY P. SLIFKIN	_______________________________ THOMAS A. ROBINSON